A.C. SIMMONDS AND SONS INC. 8-K

Exhibit 99.1

A.C. Simmonds and Sons (ACSX) Acquires 100% of BioSec Enviro

TORONTO, ONTARIO -- (Marketwired) -- 10/16/14 -- John G. Simmonds, Chairman and CEO of A. C. Simmonds and Sons Inc., (the "Company") (OTCQB: ACSX) is pleased to announce the closing of the acquisition of 100% of the shares of BioSec Enviro Inc.

"I am delighted to welcome this 21st century environmental solution for municipalities to the ACSX family," said John Simmonds. "BioSec Enviro manages biological wastewater and biosolids for municipal handling and treatment facilities around the world. This acquisition greatly enhances our value proposition and complements other offerings from ACSX's Vertility Group of Companies, which provide state-of-the-art, end-to-end sustainable solutions in the business of environmental waste and waste to energy."

For more information about BioSec Enviro visit www.biosecenviro.ca.

BioSec Enviro is a wastewater processing solutions provider with over 30 years of innovation in meeting the challenges involved in the handling and treatment of biological wastewater for municipal facilities around the world. BioSec Enviro has worked on more than 200 installations and more than 25 truck-loading systems of up to 60,000 cubic feet of storage capacity. BioSec Enviro delivers superior equipment design, integration and installation for municipal wastewater sites across North America and around the globe.

BioSec Enviro has a full line of conveyance and storage systems including shafted and shaftless conveyors, bins, silos and hoppers for sludge collection and storage, live bottoms, slide gates, sliding frames and rotary bin discharge units.

Advancements in wastewater and biosolids treatment technologies, pollution prevention programs and population growth, have resulted in increased volumes of higher quality biosolids. New methods of dewatered biosolids transportation and storage are required to meet these advancements and BioSec Enviro remains at the forefront for equipment and systems design and manufacture.

About A. C. Simmonds and Sons

A.C. Simmonds and Sons, with lineage through its management team to 96 years of business experience, is a Canadian based company with interests across North America and a growing international presence. The Company is focused on acquiring profitable businesses for expansion and development in seven growth sectors: international food, oil and gas, mold remediation, waste management, renewable energy, leisure and the entertainment industry. John G. Simmonds, the Company's Chairman and CEO, co-founded the largest Canadian golf course operation and has successfully established and grown companies and built effective teams. Mr. Simmonds has served as chairman and member of the board of directors of several public companies.

For more information about the Company, please visit www.acsimmondsandsons.com.

Forward-looking Statements

This press release contains "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. The Company cannot provide assurances that the matters described in this press release will be successfully completed or that the Company will realize the anticipated benefits of any plans. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to those detailed from time to time in the Company's SEC filings. The Company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the Company's business, please refer to the risks and uncertainties detailed from time to time in the Company's SEC filings.

Contact:

A. C. Simmonds and Sons Inc.
Don Fenton
Director of Communications

416-434-3681
dfenton@acsimmondsandsons.com
www.acsimmondsandsons.com